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                                                                   Exhibit 10.15


                              EMPLOYMENT AGREEMENT

THIS AGREEMENT, is made and entered into this 1st day of July 2002, by and between Fresenius Medical Care North America ("FMC" or the "COMPANY"), with principal offices located at 95 Hayden Avenue, Lexington, MA 02420 and John F. Markus ("EMPLOYEE") currently residing at 228 Ponus Ridge Road, New Canaan, CT 06840.

WITNESSETH:

WHEREAS, FMC and EMPLOYEE desire to extend the employment term of EMPLOYEE as Senior Vice President of Corporate Compliance and Government Affairs through June 30, 2003; and

WHEREAS, the parties hereto desire to express the terms and conditions of such employment.

NOW THEREFORE, it is understood and agreed to between the parties as follows:

1. RETENTION, DUTIES AND RESPONSIBILITIES. FMC hereby employs EMPLOYEE as Senior Vice President of Corporate Compliance and Government Affairs, and EMPLOYEE hereby accepts such employment, in each case upon the terms and conditions of this Agreement. EMPLOYEE shall provide services (approximately 1,040 hours during the term of this agreement) at such times and places as the parties shall reasonably agree, provided that COMPANY shall in no event require EMPLOYEE to provide services for more than one half of the time contracted hereunder at a location outside EMPLOYEE's primary residence or its vicinity. EMPLOYEE shall report to the COMPANY'S Chief Executive Officer EMPLOYEE shall to the best of his ability and experience competently, loyally, diligently and conscientiously perform all of the duties and obligations expressly or implicitly required under this Agreement. EMPLOYEE further agrees that, in conducting business in the interest of the COMPANY, he will not engage in, knowingly permit others under his control to carry on, or induce others to engage in any practice or commit any acts in violation of any federal or state or local law or ordinance.

2. TERM. The term of this Agreement shall commence as of July 1, 2002 and shall terminate as of June 30, 2003 in accordance with the provisions hereinafter stated unless extended in writing by mutual agreement of the parties.

3.    COMPENSATION AND BENEFITS.

      a. COMPANY shall pay EMPLOYEE a salary of $344,500 during the term of this Agreement, payable in accordance with FMC's payroll procedures, subject to customary withholding and employment taxes. EMPLOYEE shall not participate in FMC's Incentive Compensation Program or any other such incentive compensation plans.

      b. Benefit Programs. EMPLOYEE shall continue to be eligible to participate in the group employee benefits programs at the senior executive level as now established or which subsequently become available.

      c. Life Insurance. EMPLOYEE will be provided with life insurance in accordance with FMC's policy, currently capped at Four Hundred Thousand Dollars ($400,000). EMPLOYEE will be provided with the opportunity to purchase supplemental life insurance of an additional Six Hundred Thousand Dollars ($600,000) beyond the current policy of coverage at his own expense, with proof of good health.

      d. Expenses. EMPLOYEE will be reimbursed for travel and other expenses related to the performance of his duties under the Agreement and in accordance with the COMPANY's policies.

4. Termination of Agreement. This Agreement may be terminated under the following circumstances:

      a.    Death. EMPLOYEE's employment hereunder shall terminate upon his death.
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      b.    Total Disability. The COMPANY may terminate EMPLOYEE's employment hereunder upon EMPLOYEE becoming "Totally Disabled." For purposes of this Agreement, EMPLOYEE shall be "Totally Disabled" if EMPLOYEE is physically or mentally incapacitated so as to render EMPLOYEE incapable of performing EMPLOYEE's usual and customary duties under this Agreement. EMPLOYEE's receipt of Social Security disability benefits or disability benefits under a Company-sponsored long-term disability plan shall be deemed conclusive evidence of Total Disability for purpose of this Agreement; provided, however, that in the absence of EMPLOYEE's receipt of such Social Security or long-term disability benefits, the Company's Board of Directors may, in its reasonable discretion (but based upon medical evidence), determine that EMPLOYEE is Totally Disabled.

      c. Voluntary Termination. COMPANY or EMPLOYEE may terminate EMPLOYEE's employment hereunder at any time after providing written notice to the other party. The EMPLOYEE is required to give the COMPANY at least thirty (30) days written notice if he wishes to terminate his employment pursuant to this provision.

      d. Termination by the COMPANY for Cause. The COMPANY may terminate EMPLOYEE's employment for Cause at any time after providing written notice to EMPLOYEE. For purposes of this Agreement, the term "Cause" shall mean, with respect to the EMPLOYEE, any of the following: (i) commission by EMPLOYEE of a felony or of any criminal act involving moral turpitude; (ii) deliberate and continual refusal to satisfactorily perform employment duties reasonably requested by the COMPANY after 20 days' written notice by certified mail of such failure to perform, specifying that the failure constitutes cause (other than as a result of vacation, sickness, illness or injury);
            (iii) fraud or embezzlement determined in accordance with the COMPANY's normal, internal investigative procedures consistently applied in comparable circumstances to employees; (iv) gross misconduct or gross negligence in connection with the business of the COMPANY which has substantial effect on the COMPANY; (v) failure to obtain and maintain in good order any licenses required for EMPLOYEE to perform his duties under this Agreement; or (vi) a breach of any of the covenants set forth in Section 6 below. EMPLOYEE will be considered to have been terminated for "Cause" if the COMPANY determines that EMPLOYEE engaged in an act constituting "Cause," regardless of whether the individual terminates retention voluntarily or retention is terminated involuntarily, and regardless of whether the individual's termination initially was considered to have been for "Cause."

      e. Termination by EMPLOYEE for Cause. This Agreement may be terminated by EMPLOYEE in the event of a breach by FMC of any of its obligations under this Agreement, provided EMPLOYEE gives FMC written notice specifying the manner in which he believes FMC has breached this Agreement and FMC has thirty (30) days from receipt of such notice to cure such breach, or in the case of other than a non-payment of money breach, if such breach cannot be cured within thirty (30) days, to commence a good faith effort to cure.

      f. Notice of Termination. Any termination by the COMPANY or the EMPLOYEE under this Agreement shall be communicated by notice of termination to the other party hereto. For purposes of this Agreement, a Notice of Termination shall mean a notice in writing which shall indicate the specific termination provision in this Agreement relied upon to terminate EMPLOYEE's employment and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of EMPLOYEE's employment under the provision so indicated.

5.    COMPENSATION FOLLOWING TERMINATION OF RETENTION.

      a. Under all circumstances, upon termination the EMPLOYEE shall be entitled to receive:

            (i) Any accrued but unpaid salary for services rendered to the date of termination; and

            (ii) Any benefits to which EMPLOYEE may be entitled upon termination pursuant to the plans, policies and arrangements referred to in Section 4 hereof shall be determined and paid in accordance with the terms of such plans, policies and arrangements.


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      b.    In the event that EMPLOYEE's employment hereunder is voluntarily terminated by the COMPANY in accordance with Section 5(c), or in the event that EMPLOYEE's retention hereunder is terminated by the EMPLOYEE in accordance with Section 5(e), the EMPLOYEE shall also be entitled to receive the balance of the salary payments remaining under the specified term of this Agreement. At EMPLOYEE's option, he may elect to receive such salary continuation in a lump sum or under COMPANY's or in accordance with COMPANY's standard payroll procedures. In the event EMPLOYEE elects to receive salary continuation payments in accordance with COMPANY's standard payroll procedures, EMPLOYEE shall receive continuation at COMPANY's expense of any coverage under COMPANY's life, medical and dental plans on the same basis and to the same extent as the coverage provided during EMPLOYEE's employment. In the event EMPLOYEE elects to receive salary continuation in a lump sum, EMPLOYEE shall have the right to elect to pay for such coverage under COBRA.

      c. Any stock options or other awards will continue to vest in accordance with the terms of the award and the plan pursuant to which it was made. EMPLOYEE shall have three (3) years from any such termination to exercise his Vested Stock Options. Should he fail to exercise these options within this period, they will be forfeited at the end of the period.

6. NON-DISCLOSURE/NON COMPETITION AGREEMENT. EMPLOYEE acknowledges that during the term of this Agreement, EMPLOYEE will have access to and become acquainted with Confidential Information of the COMPANY. Confidential Information means all information related to the present or planned business of FMC that has not been released publicly by authorized representatives of FMC, and shall include but not be limited to, trade secrets and know-how, inventions, marketing and sales programs, EMPLOYEE, customer, patient and supplier information, information from patient medical records, financial data, pricing information, regulatory approval and reimbursement strategies, data, operations and clinical manuals.

      EMPLOYEE agrees not to use or disclose, directly or indirectly, any Confidential Information of FMC at any time and in any manner, except as required in the course of his employment with FMC or with the express written authority of FMC.

      EMPLOYEE understands that his non-disclosure obligations will continue following termination of this Agreement.

      EMPLOYEE agrees that during the term of his retention, and for a period of one (1) year immediately after termination of this Agreement, EMPLOYEE will not directly or indirectly for his own benefit or the benefit of others:

      a. render services for a competing organization in connection with competing products as an EMPLOYEE, employee, officer, agent, broker, EMPLOYEE, partner, stockholder (except that EMPLOYEE may own three percent (3%) or less of the equity securities of any publicly-traded company);

      b. hire or seek to persuade any employee of FMC to discontinue employment or to become employed in any competing organization or seek to persuade any independent contractor or supplier to discontinue its relationship with FMC; and

      c. solicit, direct, take away or attempt to take away any business or customers of FMC.

      Nothing in this Agreement would preclude EMPLOYEE from working for a competitor of FMC's subsequent to termination of this Agreement provided EMPLOYEE will not be engaged, directly or indirectly, in any business in which FMC is actively engaged at the time of EMPLOYEE's termination or in any new business which FMC is in the process of setting up in which EMPLOYEE had direct involvement while employed by FMC. EMPLOYEE also agrees to inform FMC of any such employment with a competitor before beginning such employment.


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In consideration of the promises made by the EMPLOYEE under this Section, the
COMPANY agrees to pay EMPLOYEE the sum of $172,000, payable in four equal installments of $43,000 at the end of each calendar quarter following termination, except where such termination occurs pursuant to Section 4 (d).

7.    ENFORCEMENT OF COVENANTS.

      a. Termination of Retention and Forfeiture of Compensation. EMPLOYEE agrees that in the event that the COMPANY determines that EMPLOYEE has breached any of the covenants set forth in Section 6 hereof during EMPLOYEE's employment, the COMPANY shall have the right to terminate EMPLOYEE's retention for "Cause."

            In addition, EMPLOYEE agrees that if the COMPANY determines that EMPLOYEE has breached any of the covenants set forth in Section 6 at any time, the COMPANY shall have the right, notwithstanding anything herein to the contrary, to discontinue any or all amounts otherwise payable to EMPLOYEE hereunder. Such termination of retention or discontinuance of payments shall be in addition to and shall not limit any and all other rights and remedies that the COMPANY may have against EMPLOYEE.

      b. Right to Injunction. EMPLOYEE acknowledges that a breach of the covenants set forth in Section 6 hereof will cause irreparable damage to the COMPANY with respect to which the COMPANY's remedy at law for damages will be inadequate. Therefore, in the event of breach or anticipatory breach of the covenants set forth in this section by EMPLOYEE, EMPLOYEE and the COMPANY agree that the COMPANY shall be entitled to the following particular forms of relief, in addition to remedies otherwise available to it at law or equity: (i) injunctions, both preliminary and permanent, enjoining or restraining such breach or anticipatory breach and EMPLOYEE hereby consents to the issuance thereof forthwith and without bond by any court of competent jurisdiction; and (ii) recovery of all reasonable sums expended and costs, including reasonable attorney's fees, incurred by the COMPANY to enforce the covenants set forth in this section.

      c. Separability of Covenants. The covenants contained in Section 6 hereof constitute a series of separate covenants, one for each applicable State in the United States and the District of Columbia, and one for each applicable foreign country. If in any judicial proceeding, a court shall hold that any of the covenants set forth in Section 6 exceed the time, geographic, or occupational limitations permitted by applicable laws, EMPLOYEE and the COMPANY agree that such provisions shall and are hereby reformed to the maximum time, geographic, or occupational limitations permitted by such laws. Further, in the event a court shall hold unenforceable any of the separate covenants deemed included herein, then such unenforceable covenant or covenants shall be deemed eliminated from the provisions of this Agreement for the purpose of such proceeding to the extent necessary to permit the remaining separate covenants to be enforced in such proceeding. EMPLOYEE and the COMPANY further agree that the covenants in Section 6 shall each be construed as a separate agreement independent of any other provisions of this Agreement, and the existence of any claim or cause of action by EMPLOYEE against the Company whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of the covenants in Section 6.

8. FMC DOCUMENTS AND EQUIPMENT. All documents and equipment relating to the business of FMC, whether prepared by EMPLOYEE or otherwise coming into EMPLOYEE's possession, are the exclusive property of FMC, and must not be removed from the premises of FMC except in the course of providing services under this Agreement. Any such documents and equipment must be returned to FMC when EMPLOYEE upon termination of this Agreement.

9. WITHHOLDING OF TAXES. The COMPANY may withhold from any compensation and benefits payable under this Agreement federal, state, local, or other taxes.


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10.   ENTIRE AGREEMENT AND AMENDMENTS. This Agreement shall constitute the entire agreement between the parties and supersedes all existing agreements between them, whether oral or written, with respect to the subject matter hereof except for the terms of applicable benefit plans and stock option awards. Any waiver, alteration, or modification of any of the provisions of this Agreement, or cancellation or replacement of this Agreement shall be accomplished in writing and signed by the respective parties.

11. NOTICES. Any notice, consent, request or other communication made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by registered or certified mail, return receipt requested, to those listed below at their following respective addresses or at such other address as each may specify by notice to the others:

                    To the COMPANY:

                              Fresenius Medical Care North America
                              Corporate Headquarters
                              Two Ledgemont Center
                              95 Hayden Avenue
                              Lexington, MA 02420-9192
                              Attention: Vice President, Human Resources

                    To EMPLOYEE:

                              228 Ponus Ridge Road
                              New Canaan, CT 06840

12. GOVERNING LAW. This Agreement shall be construed in accordance with, and the laws of the Commonwealth of Massachusetts shall govern the rights of the parties.

13. SEPARABILITY. If any term or provision of this Agreement is declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, such term or provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by the undersigned duly authorized persons as of the day and year first stated above.


NATIONAL MEDICAL CARE, INC. d/b/a
FRESENIUS MEDICAL CARE
NORTH AMERICA


By:  /s/ Ronald J. Kuerbitz                             5/15/02
     ----------------------------------                ----------
     Ronald J. Kuerbitz                                  (DATE)
     Senior Vice President and
     General Counsel

     /s/ John F. Markus                                 5/24/02
---------------------------------------                ----------
     John F. Markus                                      (DATE)


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